EXHIBIT 99
FOR RELEASE 6:00 AM ET, July 30, 2020

Contact:    Robert S. Tissue, Executive Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS SECOND QUARTER AND FIRST HALF 2020 RESULTS
Q2 2020 Diluted EPS $0.54 compared to $0.35 for Q1 2020 and $0.68 for Q2 2019
MOOREFIELD, WV - July 30, 2020 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported second quarter 2020 net income of $6.95 million, or $0.54 per diluted share. In comparison, earnings for first quarter 2020 were $4.51 million, or $0.35 per diluted share, and for second quarter 2019 were $8.56 million, or $0.68 per diluted share.
For the six months ended June 30, 2020, Summit recorded net income of $11.5 million, or $0.88 per diluted share, compared with $15.7 million, or $1.23 per diluted share, for the comparable 2019 six-month period, representing a decrease of 26.8 percent or 28.5 percent per diluted share.
H. Charles Maddy, III, President and Chief Executive Officer of Summit commented, “I am very gratified to report Summit achieved another quarter of strong core operating performance, highlighted by exceptional growth in net interest income, a relatively stable net interest margin and well-controlled noninterest expenses, despite the many economic and operational challenges posed by the COVID-19 crisis. I am especially proud of our management and employees as they continue to put forth consistent, high levels of client service during this uncertain time.”
Highlights for Q2 2020

•
Provision for credit losses of $3.00 million in Q2 2020 compared to $5.25 million in Q1 2020 and $300,000 in Q2 2019; while the increased credit provisions in 2020 resulted principally due to the estimated potential future economic impact of the COVID-19 crisis, $908,000 of the Q2 2020 provision for credit losses was attributable to loans acquired in conjunction with the purchase of the MVB Bank branches.

•	Net interest income increased 30.3 percent (annualized) compared to Q1 2020 and increased 19.7 percent versus the same period in 2019, primarily due to loan growth and lower funding costs.

•
Net interest margin in Q2 2020 decreased 8 basis points to 3.68 percent as compared to the linked quarter, as both yields on interest earning assets and deposit and other funding costs declined 38 basis points.

•	Completed acquisition of four branch banking offices located in the economically vibrant Eastern Panhandle of West Virginia from MVB Bank, Inc.

•	Mortgage warehouse lines of credit increased $85.6 million during Q2 2020.

•	760 SBA PPP loans were originated during the quarter totaling $99.1 million.

•	Excluding mortgage warehouse lines of credit, SBA PPP loans and loans acquired in conjunction with the purchase of the MVB Bank branches, loan balances decreased $7.39 million during the quarter.

•	Efficiency ratio was 51.97 percent compared to 51.41 percent in the linked quarter and 56.45 percent for Q2 2019.

•	Realized no securities gains or losses in Q2 2020 compared to realized net securities gains of $1.04 million in the linked quarter.

•	Merger expenses were $637,000 in Q2 2020 compared to $788,000 in the linked quarter.

•
Net foreclosed properties expenses decreased to $240,000 in Q2 2020 compared to $966,000 in Q1 2020; this is primarily the result of write downs of foreclosed properties to fair values totaling $946,000 in Q1 2020 compared to $218,000 in Q2 2020, while realized net gains on sales of foreclosed properties were $61,000 during both Q1 and Q2 2020.

•	Nonperforming assets as a percentage of total assets improved to 1.07 percent compared to 1.16 percent for the linked quarter and 1.52 percent at the end of Q2 2019.

COVID-19 Impacts
Operations
As the COVID-19 related events unfolded throughout first half 2020, Summit implemented various plans, strategies and protocols to protect our employees, maintain services for clients, assure the functional continuity of our operating systems, controls and processes, and mitigate financial risks posed by changing market conditions. In order to protect employees and assure workforce continuity and operational redundancy, we imposed business travel restrictions, enhanced our sanitizing protocols within our facilities and physically separated, to the extent possible, our critical operations workforce that cannot work remotely. We also maintained active communications with our critical vendors to assure all mission-critical activities and functions are being performed in line with our client-service standards.
Capital and Liquidity
Although there remains a high degree of uncertainty around the magnitude and duration of the economic impact of the COVID-19 pandemic, management believes that our financial position, including high levels of capital and liquidity, will allow us to successfully endure the negative economic impacts of the crisis. Our capital management activities, coupled with our historically strong earnings performance and prudent dividend practices, have allowed us to build and maintain strong capital reserves. At June 30, 2020, all of Summit’s regulatory capital ratios significantly exceeded well-capitalized standards. More specifically, the Company bank subsidiary’s Tier 1 Leverage Ratio, a common measure to evaluate a financial institutions capital strength, was 9.0% at June 30, 2020, which is well in excess of the well-capitalized regulatory minimum of 5.0%.

In addition, management believes the Company’s liquidity position remains strong. The Company’s bank subsidiary maintains a funding base largely comprised of core noninterest bearing demand deposit accounts and low cost interest-bearing transactional deposit accounts with clients that operate or reside within the footprint of its branch bank network. At June 30, 2020, the Company’s cash and cash equivalent balances were $42.8 million. In addition, Summit maintains an available-for-sale securities portfolio, comprised primarily of highly liquid U.S. agency securities, highly-rated municipal securities and U.S. agency-backed mortgage backed securities, which serves as a ready source of liquidity. At June 30, 2020, the Company’s available-for-sale securities portfolio totaled $322.5 million, $175.1 million of which was unpledged as collateral. The Company bank subsidiary’s unused borrowing capacity at the Federal Home Loan Bank of Pittsburgh at June 30, 2020 was $758.3 million, and it maintained $171.6 million of borrowing availability at the Federal Reserve Bank of Richmond’s discount window. The Company has not experienced significant draws on clients’ available commercial lines of credit and home equity lines of credit due to the COVID-19 crisis, nor has it observed any significant or unusual client activity that portends unmanageable levels of stress on our liquidity profile.
Lending
Our actions to identify and assess our COVID-19 related credit exposures by asset classes and borrower types continue, as does our loan modification program to assist both consumer and business borrowers that are experiencing financial hardships due to COVID-19 related challenges. Accordingly, the following table summarizes the aggregate balances of loans the Company has modified as result of COVID-19 through June 30, 2020 classified by types of loans and impacted borrowers.

		Loan Balances Modified Due to COVID-19 through 6/30/2020
Dollars in thousands	Total Loan Balance as of 6/30/2020	Loans Modified to Interest Only Payments (6 Months or Less)	Loans Modified to Payment Deferral (3 Months)	Total Loans Modified	Percentage of Loans Modified
Hospitality Industry	$119,204	$55,849	$43,030	$98,879	82.9%
Non-Owner Occupied Retail Stores	109,078	38,354	13,802	52,156	47.8%
Owner-Occupied Retail Stores	119,794	21,956	9,372	31,328	26.2%
Restaurants	8,126	2,392	1,877	4,269	52.5%
Oil & Gas Industry	31,977	914	4,378	5,292	16.5%
Other Commercial Loans	1,005,740	88,285	34,634	122,919	12.2%
Total Commercial Loans	1,393,919	207,750	107,093	314,843	22.6%
Residential 1-4 Family Personal	267,170	3,933	13,404	17,337	6.5%
Residential 1-4 Family Rentals	180,415	20,348	6,032	26,380	14.6%
Home Equity Loans	88,929	—	569	569	0.6%
Total Residential Real Estate Loans	536,514	24,281	20,005	44,286	8.3%
Consumer Loans	34,640	595	605	1,200	3.5%
Mortgage Warehouse Loans	252,472	—	—	—	0.0%
Credit Cards and Overdrafts	2,162	—	—	—	0.0%
Total Loans	$2,219,707	$232,626	$127,703	$360,329	16.2%

Modified loans with deferred payments will continue to accrue interest during the deferral period unless otherwise classified as nonperforming. Consistent with bank regulatory guidance, borrowers that were otherwise current on loan payments that were granted COVID-19 related financial hardship payment deferrals will continue to be reported as current loans throughout the agreed upon deferral periods. COVID-19 related loan modifications are also deemed to be insignificant borrower concessions, and therefore, such modified loans were not classified as troubled-debt restructured loans as of June 30, 2020. We anticipate that COVID-19 related loan modifications will continue throughout 2020.
The COVID-19 crisis is expected to continue to impact our financial results, as well as demand for our services and products during the second half of 2020 and potentially beyond. The short and long-term implications of the COVID-19 crisis, and related monetary and fiscal stimulus measures, on our future revenues, earnings results, allowance for credit losses, capital reserves and liquidity remain unknown at present.
Merger & Acquisition Activity
On April 24, 2020, Summit’s bank subsidiary, Summit Community Bank completed its acquisition of four branch banking offices located in the Eastern Panhandle of West Virginia from MVB Bank, Inc., a bank subsidiary of MVB Financial Corp. (NASDAQ: MVBF). Summit assumed approximately $195.0 million in deposits and acquired approximately $35.3 million in loans in conjunction with this purchase. Further, Summit completed its acquisition of Cornerstone Financial Services, Inc. (“Cornerstone”) and its subsidiary, Cornerstone Bank, headquartered in West Union, West Virginia on January 1, 2020 and converted substantially all of its data processing systems to that of Summit’s on March 21, 2020. At consummation, Cornerstone had total assets of $195.0 million, loans of $39.8 million, and deposits of $173.0 million.
Accordingly, the results of operations of Cornerstone and acquired MVB Bank branches are included in Summit’s consolidated results of operations from the dates of acquisition, and therefore Summit’s first half 2020 results reflect increased levels of average balances, income and expenses compared to its first quarter 2019 and fourth quarter 2019 results.
Asset Quality
We realized net loan recoveries of $51,000 in second quarter 2020 compared to first quarter 2020 net loan charge-offs of $501,000 (0.10 percent of average loans annualized) while $2.51 million and $4.73 million were added to the allowance for loan credit losses through the provision for credit losses during Q2 2020 and Q1 2020, respectively. The allowance for loan credit losses stood at 1.22 percent of total loans at June 30, 2020, compared to 0.68 percent at year-end 2019.
Similarly, during Q2 2020 and Q1 2020, we also added $493,000 and $551,000, respectively, to the allowance for credit losses on unfunded loan commitments through the provision for credit losses.
As of June 30, 2020, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties and repossessed assets, totaled $30.5 million, or 1.07 percent of assets. This compares to $29.1 million, or 1.16 percent of assets at the linked quarter-end and $34.9 million, or 1.52 percent of assets at the end of Q2 2019.
Results from Operations
Total revenue for second quarter 2020, consisting of net interest income and noninterest income, increased 2.3 percent to $26.7 million compared to $26.1 million for second quarter 2019, which included $1.1 million realized securities gains and $1.9 million gain on sale of Summit Insurance Services, LLC. For the year-to-date period ended June 30, 2020, total revenue was $52.6 million compared to $48.9 million for the same period of 2019, representing a 7.6 percent increase primarily as a result of higher net interest income.
For the second quarter of 2020, net interest income was $23.1 million, an increase of 19.7 percent from the $19.3 million reported in the prior-year second quarter and a 7.6 percent increase compared to the linked quarter. The net interest margin for second quarter 2020 was 3.68 percent compared to 3.76 percent for the linked quarter and 3.72 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.61 percent for Q2 2020, 3.70 percent for Q1 2020 and 3.62 percent for Q2 2019.
Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for second quarter 2020 was $3.60 million compared to $4.50 million for the linked quarter and $6.81 million for the comparable period of 2019, which included $1.09 million realized securities gains and $1.91 million gain on sale of Summit Insurance Services, LLC. Excluding realized securities gains and the gain on the sale of Summit Insurance Services, LLC, noninterest income was $3.82 million for second quarter 2019.
We recorded a $3.0 million provision for credit losses during second quarter 2020 compared to $5.25 million for the linked quarter and $300,000 in Q2 2019. As result of the adoption of CECL, the provision for credit losses now represents an estimate of the full amount of expected credit losses relative to loans, whereas under the pre-CECL incurred loss accounting method, the provision was only an estimate of probable existing loan losses.
Q2 2020 total noninterest expense decreased 0.9 percent to $15.2 million compared to $15.3 million for the prior-year second quarter and increased 1.3 percent compared to the linked quarter.
Noninterest expense for the first half of 2020 increased 3.4 percent compared to the first half of 2019. Our well-controlled noninterest expense includes increased expenses associated with the acquired Cornerstone and MVB branch operations (including merger-related expenses), decreased write-downs of foreclosed properties and income related to deferred director compensation plan expense of $100,000 for the first six months of 2020 compared to expense of $594,000 for the same period of 2019. Under our director deferred compensation plans, directors optionally elect to defer their director fees into a "phantom" investment plan whereby the Company recognizes expense or benefit relative to the phantom returns or losses of such investments. As result of the stock market’s deterioration during 2020, we recognized income related to deferred director compensation this quarter.
Balance Sheet
At June 30, 2020, total assets were $2.86 billion, an increase of $457.9 million, or 19.0 percent since December 31, 2019. Total loans, net of unearned fees and allowance for loan losses, were $2.19 billion at June 30, 2020, up $292.1 million, or 15.4 percent, from the $1.90 billion reported at year-end 2019. Loans, excluding mortgage warehouse lines of credit and acquired MVB loans, increased $91.7 million during the quarter, or 19.9 percent (annualized), and have increased $144.9 million, or 16.2 percent (on an annualized basis) since year-end 2019.
At June 30, 2020, core deposits were $2.26 billion, an increase of $574.6 million, or 34.2 percent, since year end 2019. During first half 2020, checking deposits increased $382.5 million or 42.9 percent, core time deposits grew by $49.2 million or 13.2 percent and savings deposits increased $142.9 million or 34.2 percent. Excluding acquired deposits (of both Cornerstone and MVB branches), core deposits have increased $206.6 million, or 12.3 percent, since year end 2019.
Shareholders’ equity was $263.4 million as of June 30, 2020 compared to $247.8 million at December 31, 2019. In conjunction with the acquisition of Cornerstone on January 1, 2020, Summit issued 570,000 shares of common stock valued at $15.4 million to the former Cornerstone shareholders.
Tangible book value per common share decreased to $16.63 at June 30, 2020 compared to $18.11 at December 31, 2019. Summit had 12,922,045 outstanding common shares at Q2 2020 quarter end compared to 12,408,542 at year end 2019.
As announced in Q1 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During Q2 2020, 8,722 shares of our common stock were repurchased under the Plan at an average price of $18.69 per share.
Asset Quality
As of June 30, 2020, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $30.5 million, or 1.07 percent of assets. This compares to $29.1 million, or 1.16 percent of assets at the linked quarter-end, and $30.8 million, or 1.28 percent of assets at year end 2019.
Second quarter 2020 net loan recoveries were $51,000, or 0.01 percent of average loans annualized; while adding $3.0 million to the allowance for loan losses through the provision for loan credit losses. The allowance for loan credit losses stood at 1.22 percent of total loans at June 30, 2020, compared to 0.68 percent at year-end 2019.
About the Company
Summit Financial Group, Inc. is a $2.86 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates 40 banking locations.
FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 crisis, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q2 2020 vs Q2 2019
	For the Quarter Ended		Percent
Dollars in thousands	6/30/2020	6/30/2019	Change
Statements of Income
Interest income
Loans, including fees	$25,624	$24,352	5.2%
Securities	2,253	2,396	-6.0%
Other	60	134	-55.2%
Total interest income	27,937	26,882	3.9%
Interest expense
Deposits	4,186	5,967	-29.8%
Borrowings	685	1,652	-58.5%
Total interest expense	4,871	7,619	-36.1%

Net interest income	23,066	19,263	19.7%
Provision for credit losses	3,000	300	n/m
Net interest income after provision for credit losses	20,066	18,963	5.8%

Noninterest income
Insurance commissions	24	606	-96.0%
Trust and wealth management fees	582	612	-4.9%
Service charges on deposit accounts	882	1,224	-27.9%
Bank card revenue	1,087	893	21.7%
Realized securities gains	—	1,086	n/a
Gain on sale of Summit Insurance Services, LLC	—	1,906	n/a
Bank owned life insurance income	275	248	10.9%
Other income	748	235	218.3%
Total noninterest income	3,598	6,810	-47.2%
Noninterest expense
Salaries and employee benefits	7,930	7,576	4.7%
Net occupancy expense	977	880	11.0%
Equipment expense	1,360	1,219	11.6%
Professional fees	417	475	-12.2%
Advertising and public relations	93	155	-40.0%
Amortization of intangibles	410	420	-2.4%
FDIC premiums	110	88	25.0%
Bank card expense	560	473	18.4%
Foreclosed properties expense, net of losses	240	1,545	-84.5%
Merger-related expenses	637	382	66.8%
Other expenses	2,463	2,116	16.4%
Total noninterest expense	15,197	15,329	-0.9%
Income before income taxes	8,467	10,444	-18.9%
Income tax expense	1,518	1,880	-19.3%
Net income	$6,949	$8,564	-18.9%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q2 2020 vs Q2 2019

	For the Quarter Ended		Percent
	6/30/2020	6/30/2019	Change
Per Share Data
Earnings per common share
Basic	$0.54	$0.68	-20.6%
Diluted	$0.54	$0.68	-20.6%

Cash dividends	$0.17	$0.15	13.3%
Dividend payout ratio	31.7%	21.9%	44.7%

Average common shares outstanding
Basic	12,911,979	12,539,095	3.0%
Diluted	12,943,804	12,600,071	2.7%

Common shares outstanding at period end	12,922,045	12,449,986	3.8%

Performance Ratios
Return on average equity	10.75%	14.62%	-26.5%
Return on average tangible equity	13.57%	17.02%	-20.3%
Return on average assets	1.02%	1.52%	-32.9%
Net interest margin (A)	3.68%	3.72%	-1.1%
Efficiency ratio (B)	51.97%	56.45%	-7.9%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary (unaudited) -- 2020 vs 2019
	For the Six Months Ended		Percent
Dollars in thousands	6/30/2020	6/30/2019	Change
Statements of Income
Interest income
Loans, including fees	$50,859	$47,404	7.3%
Securities	4,563	4,981	-8.4%
Other	158	365	-56.7%
Total interest income	55,580	52,750	5.4%
Interest expense
Deposits	9,537	11,531	-17.3%
Borrowings	1,534	3,383	-54.7%
Total interest expense	11,071	14,914	-25.8%

Net interest income	44,509	37,836	17.6%
Provision for credit losses	8,250	550	n/m
Net interest income after provision for credit losses	36,259	37,286	-2.8%

Noninterest income
Insurance commissions	31	1,780	-98.3%
Trust and wealth management fees	1,247	1,198	4.1%
Service charges on deposit accounts	2,145	2,405	-10.8%
Bank card revenue	2,020	1,707	18.3%
Realized securities gains	1,038	1,082	-4.1%
Gain on sale Summit Insurance Services, LLC	—	1,906	n/a
Bank owned life insurance income	539	486	10.9%
Other income	1,079	476	126.7%
Total noninterest income	8,099	11,040	-26.6%
Noninterest expense
Salaries and employee benefits	15,601	14,923	4.5%
Net occupancy expense	1,860	1,803	3.2%
Equipment expense	2,789	2,398	16.3%
Professional fees	804	878	-8.4%
Advertising and public relations	244	308	-20.8%
Amortization of intangibles	839	897	-6.5%
FDIC premiums	275	88	212.5%
Bank card expense	1,063	911	16.7%
Foreclosed properties expense, net of losses	1,207	1,930	-37.5%
Merger-related expenses	1,425	445	220.2%
Other expenses	4,088	4,608	-11.3%
Total noninterest expense	30,195	29,189	3.4%
Income before income taxes	14,163	19,137	-26.0%
Income tax expense	2,708	3,481	-22.2%
Net income	$11,455	$15,656	-26.8%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary (unaudited) -- 2020 vs 2019

	For the Six Months Ended		Percent
	6/30/2020	6/30/2019	Change
Per Share Data
Earnings per common share
Basic	$0.89	$1.24	-28.2%
Diluted	$0.88	$1.23	-28.5%

Cash dividends	$0.34	$0.29	17.2%
Dividend payout ratio	38.6%	23.3%	65.7%

Average common shares outstanding
Basic	12,940,590	12,627,806	2.5%
Diluted	12,983,146	12,688,865	2.3%

Common shares outstanding at period end	12,922,045	12,449,986	3.8%

Performance Ratios
Return on average equity	8.83%	13.46%	-34.4%
Return on average tangible equity	10.99%	15.93%	-31.0%
Return on average assets	0.78%	1.39%	-43.9%
Net interest margin (A)	3.72%	3.69%	0.8%
Efficiency ratio (B)	51.70%	56.35%	-8.3%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Statements of Income
Interest income
Loans, including fees	$25,624	$25,235	$24,772	$24,940	$24,352
Securities	2,253	2,310	2,195	2,184	2,396
Other	60	98	105	125	134
Total interest income	27,937	27,643	27,072	27,249	26,882
Interest expense
Deposits	4,186	5,351	5,952	6,214	5,967
Borrowings	685	849	1,292	1,615	1,652
Total interest expense	4,871	6,200	7,244	7,829	7,619

Net interest income	23,066	21,443	19,828	19,420	19,263
Provision for credit losses	3,000	5,250	500	500	300
Net interest income after provision for credit losses	20,066	16,193	19,328	18,920	18,963

Noninterest income
Insurance commissions	24	7	90	40	606
Trust and wealth management fees	582	665	734	632	612
Service charges on deposit accounts	882	1,263	1,377	1,312	1,224
Bank card revenue	1,087	933	906	924	893
Realized securities gains (losses)	—	1,038	403	453	1,086
Gain on sale of Summit Insurance Services, LLC	—	—	—	—	1,906
Bank owned life insurance income	275	264	310	247	248
Other income	748	332	584	151	235
Total noninterest income	3,598	4,502	4,404	3,759	6,810
Noninterest expense
Salaries and employee benefits	7,930	7,672	7,099	7,044	7,576
Net occupancy expense	977	883	815	799	880
Equipment expense	1,360	1,429	1,278	1,296	1,219
Professional fees	417	387	412	388	475
Advertising and public relations	93	152	214	177	155
Amortization of intangibles	410	429	401	404	420
FDIC premiums	110	165	—	—	88
Bank card expense	560	503	454	455	473
Foreclosed properties expense, net	240	966	262	305	1,545
Merger-related expenses	637	788	98	74	382
Other expenses	2,463	1,625	2,126	1,864	2,116
Total noninterest expense	15,197	14,999	13,159	12,806	15,329
Income before income taxes	8,467	5,696	10,573	9,873	10,444
Income tax expense	1,518	1,190	2,424	1,812	1,880
Net income	$6,949	$4,506	$8,149	$8,061	$8,564

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Per Share Data
Earnings per common share
Basic	$0.54	$0.35	$0.66	$0.65	$0.68
Diluted	$0.54	$0.35	$0.65	$0.65	$0.68

Cash dividends	$0.17	$0.17	$0.15	$0.15	$0.15
Dividend payout ratio	31.7%	49.1%	22.3%	23.0%	21.9%

Average common shares outstanding
Basic	12,911,979	12,975,429	12,400,932	12,412,982	12,539,095
Diluted	12,943,804	13,028,409	12,458,702	12,467,777	12,600,071

Common shares outstanding at period end	12,922,045	12,920,244	12,408,542	12,400,804	12,449,986

Performance Ratios
Return on average equity	10.75%	6.92%	13.32%	13.51%	14.62%
Return on average tangible equity	13.57%	8.55%	15.25%	15.55%	17.02%
Return on average assets	1.02%	0.73%	1.39%	1.41%	1.52%
Net interest margin (A)	3.68%	3.76%	3.63%	3.63%	3.72%
Efficiency ratio (B)	51.97%	51.41%	52.25%	52.91%	56.45%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019

Assets
Cash and due from banks	$16,572	$18,633	$28,137	$12,374	$13,481
Interest bearing deposits other banks	26,218	22,821	33,751	40,296	42,994
Securities available for sale	322,539	305,045	276,355	265,347	269,920
Securities held to maturity	80,497	—	—	—	—
Loans, net	2,192,541	1,982,661	1,900,425	1,838,891	1,805,850
Property held for sale	17,954	18,287	19,276	20,979	21,390
Premises and equipment, net	51,847	47,078	44,168	43,592	42,896
Goodwill and other intangible assets	48,513	34,132	23,022	23,182	23,585
Cash surrender value of life insurance policies	55,315	46,497	43,603	43,216	42,976
Other assets	49,355	38,168	34,755	35,732	36,022
Total assets	$2,861,351	$2,513,322	$2,403,492	$2,323,609	$2,299,114

Liabilities and Shareholders' Equity
Deposits	$2,451,769	$2,044,914	$1,913,237	$1,832,285	$1,797,493
Short-term borrowings	90,945	161,745	199,345	206,694	225,343
Long-term borrowings and subordinated debentures	20,297	20,301	20,306	20,311	20,315
Other liabilities	34,909	30,337	22,840	21,897	20,262
Shareholders' equity	263,431	256,025	247,764	242,422	235,701
Total liabilities and shareholders' equity	$2,861,351	$2,513,322	$2,403,492	$2,323,609	$2,299,114

Book value per common share	$20.39	$19.82	$19.97	$19.55	$18.93
Tangible book value per common share	$16.63	$17.17	$18.11	$17.68	$17.04
Tangible common equity to tangible assets	7.6%	9.0%	9.4%	9.5%	9.3%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Summit Financial Group, Inc.
CET1 Risk-based Capital	10.5%	10.8%	11.1%	11.2%	11.1%
Tier 1 Risk-based Capital	9.7%	11.7%	12.1%	12.2%	12.1%
Total Risk Based Capital	11.3%	12.5%	12.7%	12.8%	12.8%
Tier 1 Leverage	9.0%	10.2%	10.5%	10.4%	10.4%

Summit Community Bank, Inc.
CET1 Risk-based Capital	10.5%	11.7%	12.1%	12.2%	11.9%
Tier 1 Risk-based Capital	10.5%	11.7%	12.1%	12.2%	11.9%
Total Risk Based Capital	11.4%	12.5%	12.7%	12.9%	12.6%
Tier 1 Leverage	9.0%	10.2%	10.6%	10.4%	10.2%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019

Commercial	$311,755	$224,659	$207,138	$199,391	$204,138
Mortgage warehouse lines	252,472	166,826	126,237	145,039	101,607
Commercial real estate
Owner occupied	336,143	331,486	276,218	255,828	262,901
Non-owner occupied	593,168	580,619	629,206	567,670	574,677
Construction and development
Land and development	92,706	92,332	84,112	69,589	67,769
Construction	48,115	43,121	37,523	56,255	46,975
Residential real estate
Non-jumbo	371,225	378,540	354,963	359,399	360,752
Jumbo	76,360	64,944	70,947	69,815	70,171
Home equity	88,929	75,170	76,568	78,493	81,373
Consumer	35,781	36,611	36,470	36,982	36,715
Other	13,053	12,961	14,117	13,371	11,924
Total loans, net of unearned fees	2,219,707	2,007,269	1,913,499	1,851,832	1,819,002
Less allowance for credit losses	27,166	24,608	13,074	12,941	13,152
Loans, net	$2,192,541	$1,982,661	$1,900,425	$1,838,891	$1,805,850

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Core deposits
Non interest bearing checking	$443,190	$337,446	$260,553	$241,999	$234,397
Interest bearing checking	830,258	648,214	630,352	602,059	588,948
Savings	561,029	457,010	418,096	305,891	301,403
Time deposits	422,286	384,062	373,125	371,178	365,275
Total core deposits	2,256,763	1,826,732	1,682,126	1,521,127	1,490,023

Brokered deposits	90,279	111,156	150,554	227,369	222,901
Other non-core time deposits	104,727	107,026	80,557	83,789	84,569
Total deposits	$2,451,769	$2,044,914	$1,913,237	$1,832,285	$1,797,493

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019

Gross loan charge-offs	$218	$698	$455	$843	$391
Gross loan recoveries	(269)	(197)	(88)	(132)	(111)
Net loan charge-offs/(recoveries)	$(51)	$501	$367	$711	$280

Net loan charge-offs to average loans (annualized)	-0.01%	0.10%	0.08%	0.16%	0.06%

Allowance for loan credit losses	$27,166	$24,608	$13,074	$12,941	$13,152
Allowance for loan credit losses as a percentage of period end loans	1.22%	1.23%	0.68%	0.70%	0.72%
Allowance for credit losses on unfunded loan commitments	$3,477	$2,984	$—	$—	$—

Nonperforming assets:
Nonperforming loans
Commercial	$754	$560	$764	$835	$948
Commercial real estate	5,822	5,644	5,800	7,037	6,544
Residential construction and development	14	11	326	191	66
Residential real estate	5,873	4,343	4,404	4,461	5,657
Consumer	29	65	116	115	160
Other	35	100	100	100	100
Total nonperforming loans	12,527	10,723	11,510	12,739	13,475
Foreclosed properties
Commercial real estate	1,774	1,866	1,930	1,514	1,544
Commercial construction and development	4,511	4,511	4,601	4,909	4,910
Residential construction and development	10,645	10,774	11,169	12,847	13,132
Residential real estate	1,024	1,136	1,576	1,709	1,804
Total foreclosed properties	17,954	18,287	19,276	20,979	21,390
Other repossessed assets	—	49	17	16	12
Total nonperforming assets	$30,481	$29,059	$30,803	$33,734	$34,877

Nonperforming loans to period end loans	0.56%	0.53%	0.60%	0.69%	0.74%
Nonperforming assets to period end assets	1.07%	1.16%	1.28%	1.45%	1.52%

Troubled debt restructurings
Performing	$22,117	$22,966	$23,339	$23,420	$23,266
Nonperforming	3,003	2,831	2,337	2,443	2,915
Total troubled debt restructurings	$25,120	$25,797	$25,676	$25,863	$26,181

Loans Past Due 30-89 Days (unaudited)
	For the Quarter Ended
Dollars in thousands	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019

Commercial	$196	$160	$111	$390	$375
Commercial real estate	1,231	2,106	1,196	312	1,719
Construction and development	8	53	236	65	235
Residential real estate	2,763	5,178	4,775	5,573	5,670
Consumer	164	222	269	365	234
Other	3	7	25	63	9
Total	$4,365	$7,726	$6,612	$6,768	$8,242

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q2 2020 vs Q1 2020 vs Q2 2019 (unaudited)
	Q2 2020			Q1 2020			Q2 2019
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,118,158	$25,466	4.84%	$1,935,473	$25,089	5.21%	$1,749,032	$24,184	5.55%
Tax-exempt (2)	17,244	200	4.66%	14,873	185	5.00%	14,695	213	5.81%
Securities
Taxable	248,792	1,453	2.35%	258,889	1,757	2.73%	203,049	1,607	3.17%
Tax-exempt (2)	120,385	1,012	3.38%	70,239	699	4.00%	100,307	999	3.99%
Interest bearing deposits other banks and Federal funds sold	41,776	60	0.58%	35,648	98	1.11%	38,214	134	1.41%
Total interest earning assets	2,546,355	28,191	4.45%	2,315,122	27,828	4.83%	2,105,297	27,137	5.17%

Noninterest earning assets
Cash & due from banks	16,672			14,422			14,124
Premises & equipment	50,457			46,151			41,318
Other assets	140,355			120,846			109,642
Allowance for credit losses	(25,799)			(20,452)			(13,260)
Total assets	$2,728,040			$2,476,089			$2,257,121

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$764,852	$369	0.19%	$643,955	$1,081	0.68%	$575,240	$1,731	1.21%
Savings deposits	512,634	1,200	0.94%	449,021	1,337	1.20%	305,342	921	1.21%
Time deposits	625,717	2,617	1.68%	615,102	2,933	1.92%	673,272	3,315	1.97%
Short-term borrowings	95,744	499	2.10%	119,607	630	2.12%	187,120	1,397	2.99%
Long-term borrowings and subordinated debentures	20,299	186	3.69%	20,304	219	4.34%	20,317	255	5.03%
Total interest bearing liabilities	2,019,246	4,871	0.97%	1,847,989	6,200	1.35%	1,761,291	7,619	1.74%

Noninterest bearing liabilities
Demand deposits	417,992			339,340			241,811
Other liabilities	32,238			28,400			19,750
Total liabilities	2,469,476			2,215,729			2,022,852

Shareholders' equity - common	258,564			260,360			234,269
Total liabilities and shareholders' equity	$2,728,040			$2,476,089			$2,257,121

NET INTEREST EARNINGS		$23,320			$21,628			$19,518

NET INTEREST MARGIN			3.68%			3.76%			3.72%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $254,000, $185,000 and $256,000 for Q2 2020, Q1 2020 and Q2 2019, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2020 vs YTD 2019 (unaudited)
	YTD 2020			YTD 2019
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,026,814	$50,555	5.02%	$1,730,801	$47,090	5.49%
Tax-exempt (2)	16,059	385	4.82%	14,801	397	5.41%
Securities
Taxable	253,840	3,211	2.54%	199,759	3,292	3.32%
Tax-exempt (2)	95,313	1,710	3.61%	107,586	2,138	4.01%
Interest bearing deposits other banks and Federal funds sold	38,712	159	0.83%	44,910	365	1.64%
Total interest earning assets	2,430,738	56,020	4.63%	2,097,857	53,282	5.12%

Noninterest earning assets
Cash & due from banks	15,548			13,005
Premises & equipment	48,303			39,877
Other assets	130,604			111,334
Allowance for loan losses	(24,342)			(13,287)
Total assets	$2,600,851			$2,248,786

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$704,404	$1,449	0.41%	$566,183	$3,395	1.21%
Savings deposits	480,827	2,537	1.06%	307,990	1,819	1.19%
Time deposits	620,409	5,550	1.80%	663,853	6,317	1.92%
Short-term borrowings	107,675	1,129	2.11%	193,672	2,869	2.99%
Long-term borrowings and subordinated debentures	20,301	405	4.01%	20,319	514	5.10%
Total interest bearing liabilities	1,933,616	11,070	1.15%	1,752,017	14,914	1.72%

Noninterest bearing liabilities
Demand deposits	378,667			244,984
Other liabilities	29,106			19,096
Total liabilities	2,341,389			2,016,097

Shareholders' equity - common	259,462			232,689
Total liabilities and shareholders' equity	$2,600,851			$2,248,786

NET INTEREST EARNINGS		$44,950			$38,368

NET INTEREST MARGIN			3.72%			3.69%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The tax equivalent adjustment resulted in an increase in interest income of $440,000 and $532,000 for the YTD 2020 and YTD 2019, respectively.